Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 24, 2025, with respect to the consolidated financial statements of ParkerVision, Inc. (the "Company") as of and for the year ended December 31, 2024, which are incorporated by reference in this Registration Statement on Form S-8 dated June 23, 2025.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

June 23, 2025